EXHIBIT 12
                               WHITMAN CORPORATION
                            STATEMENT OF CALCULATION
                    OF THE RATIO OF EARNINGS TO FIXED CHARGES
                          (in Millions, Except Ratios)


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


                                                  Three Months
                                                 Ended March 31,                           Years Ended December 31,
                                              ---------------------     ------------------------------------------------------------
                                                1997         1996         1996         1995         1994         1993         1992
                                              --------     --------     --------     --------     --------     --------     --------
Earnings:
Income from Continuing Operations
    before Taxes                              $  31.6      $  33.3      $ 275.7      $ 259.7      $ 212.7      $ 212.2      $ 170.6
Fixed Charges Excluding
   Capitalized Interest                          21.4         20.7         84.7         86.7         82.2        105.9        106.9
                                              -------      -------      -------      -------      -------      -------      -------
Earnings as Adjusted                          $  53.0      $  54.0      $ 360.4      $ 346.4      $ 294.9      $ 318.1      $ 277.5
                                              =======      =======      =======      =======      =======      =======      =======

Fixed Charges:
Interest Expense                              $  18.1      $  17.4      $  72.2      $  74.6      $  71.1      $  96.2      $  97.7
Portion of Rents  Representative
    of Interest Factor                            3.3          3.3         12.5         12.1         11.1          9.7          9.2
                                              -------      -------      -------      -------      -------      -------      -------
Fixed Charges Excluding
    Capitalized Interest                         21.4         20.7         84.7         86.7         82.2        105.9        106.9
Capitalized Interest                              0.0          0.0          0.0          0.2          0.2          0.2          0.2
                                              -------      -------      -------      -------      -------      -------      -------
   Total Fixed Charges                        $  21.4      $  20.7      $  84.7      $  86.9      $  82.4      $ 106.1      $ 107.1
                                              =======      =======      =======      =======      =======      =======      =======

Ratio of Earnings to
   Fixed Charges                                  2.5x         2.6x         4.3x         4.0x         3.6x         3.0x         2.6x
                                              =======      =======      =======      =======      =======      =======      =======
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